LLC-2	**Amendment to Articles of Organization of a Limited Liability Company (LLC)**

To change information of record for your California LLC, you can fill out this form, and submit for filing along with:

- A **$30** filing fee.
- A separate, non-refundable **$15** service fee also must be included, if you **drop off** the completed form.
- To file this form, the status of your LLC must be active on the records of the California Secretary of State, or if suspended, this form can only be filed to list a new LLC name. To check the status of the LLC, go to kepler.sos.ca.gov.

Important! To change the LLC addresses, or to change the name or address of the LLC's agent for service of process, you must file a Statement of Information (Form LLC-12). To get Form LLC-12, go to www.sos.ca.gov/business/be/statements.htm.

Items 4-6: **Only** fill out the information that is changing. Attach extra pages if you need more space or need to include any other matters.

FILED
Secretary of State
State of California

SEP 29 2016

1pc

This Space For Office Use Only

For questions about this form, go to *www.sos.ca.gov/business/be/filing-tips.htm.*

① **LLC's Exact Name** (on file with CA Secretary of State)

CENTER FOR EDUCATION IN TV AND RADIO, LLC

② **LLC File No.** (issued by CA Secretary of State)

200707510079

Purpose

③ The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the California Revised Uniform Limited Liability Company Act.

New LLC Name (List the proposed LLC name exactly as it is to appear on the records of the California Secretary of State.)

④ HOLLYWOOD RIVIERA STUDIOS, LLC

Proposed LLC Name

The proposed new name **must** include: LLC, L.L.C., Limited Liability Company, Limited Liability Co., Ltd. Liability Co. or Ltd. Liability Company; and **may not** include: bank, trust, trustee, incorporated, inc., corporation, or corp., insurer, or insurance company.

Management (Check only one.)

⑤ The LLC will be managed by:

☐ One Manager ☐ More Than One Manager ☐ All Limited Liability Company Member(s)

Amendment to Text of the Articles of Organization (List both the current text, and the text as amended by this filing.)

⑥

Read and sign below: Unless a greater number is provided for in the Articles of Organization, this form must be signed by at least one manager, if the LLC is manager-managed or at least one member, if the LLC is member-managed. If the signing manager or member is a trust or another entity, go to www.sos.ca.gov/business/be/filing-tips.htm for more information. If you need more space, attach extra pages that are 1-sided and on standard letter-sized paper (8 1/2" x 11"). All attachments are part of this document.

[signature]	ROLANDO NICHOLS	MANAGER
Sign here	*Print your name here*	*Your business title*

Make check/money order payable to: **Secretary of State**

Upon filing, we will return one (1) uncertified copy of your filed document for free, and will certify the copy upon request and payment of a $5 certification fee.

By Mail
Secretary of State
Business Entities, P.O. Box 944228
Sacramento, CA 94244-2280

Drop-Off
Secretary of State
1500 11th Street., 3rd Floor
Sacramento, CA 95814